UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2023

FB FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	001-37875	62-1216058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(Address of principal executive offices) (Zip Code)

(615) 564-1212
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	FBK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If  an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Chief Accounting Officer Resignation and Appointment
On February 27, 2023, Keith Rainwater notified FB Financial Corporation (the “FB Financial”), and its wholly owned subsidiary, FirstBank, of his decision to resign as Chief Accounting Officer from FB Financial and FirstBank, effective March 16, 2023 (the “Resignation Date”), for personal reasons. Mr. Rainwater’s resignation was not the result of any disagreement with FB Financial on any matter relating to the Company’s operations, policies or practices, including the Company’s accounting principles and practices and internal controls. The company thanks Mr. Rainwater for his contributions.
On March 3, 2023, the boards of directors (the “Boards”) of FB Financial and FirstBank announced that Jonathan Pennington will replace Mr. Rainwater as Chief Accounting Officer of FB Financial and FirstBank, effective as of March 16, 2023. Mr. Pennington, age 47, most recently served as the Chief Financial Officer of GloriFi, a start-up financial services firm based in Dallas, Texas, from January 2022 to November 2022. In that position, he managed all aspects of financial operations for GloriFi. Prior to this, Mr. Pennington served BBVA USA Bancshares, Inc. as Executive Vice President and Chief Accounting Officer from May 2015 to December 2021, Director of Line of Business Controllers from July 2013 to May 2015, Director of Accounting Policy from September 2007 to June of 2013, and Manager of SEC Reporting from April 2004 to September 2007. His experience also includes auditing and management experience with Arthur Andersen. Mr. Pennington holds a bachelor’s degree from Birmingham-Southern College.
Mr. Pennington will be entitled to an annual base salary of $275,000 and his target annual incentive compensation will be $175,000. He will also be entitled to participate in the company’s change of control plan, which provides for severance following a qualifying termination in connection with a change of control of the company, subject to certain customary conditions. The plan provides for a severance payment equal to the employee’s base salary plus the greater of the employee’s then-current annual cash bonus target amount or the previous year’s bonus payment.
There are no arrangements or understandings between Mr. Pennington and any other persons pursuant to which he was appointed as Chief Accounting Officer of FB Financial and FirstBank. There are no family relationships between Mr. Pennington and any of the directors or other executive officers of either FB Financial or FirstBank, and Mr. Pennington is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Director Retirement
On March 1, 2022, Mr. Jimmy E. Allen notified the Boards that he intends to retire as a member of the Boards. Mr. Allen’s retirement will be effective as of the 2023 annual meeting of shareholders of FB Financial, which is expected to take place in May 2023 (the “2023 Annual Meeting”). Mr. Allen will continue to serve as a member of the Boards and on the Nominating and Corporate Governance Committee of FB Financial and on the Trust Committee of FirstBank until his current term on the Boards expires at the 2023 Annual Meeting. The Boards intend to reduce their respective sizes to 11 members effective as of the expiration of Mr. Allen’s term.
Mr. Allen’s retirements are not the result of any disagreements with FB Financial or FirstBank on any matter relating to the operations, policies, or practices of FB Financial or FirstBank. Mr. Allen, age 83, has served as director since 2020, and FB Financial is grateful for his leadership and commitment to the success of FB Financial and FirstBank during his tenure as director.
Item 9.01. Exhibits.

Exhibit No.	Description of Exhibit

104	Cover Page Interactive Data File (formatted as inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FB FINANCIAL CORPORATION

By: /s/ Beth W. Sims
Beth W. Sims
General Counsel and Corporate Secretary
Date: March 3, 2023